Exhibit 99.1
THE REALREAL ANNOUNCES SECOND QUARTER 2026 RESULTS
Company Raises Full Year Guidance Following Second Quarter Results Above the High End
of Outlook with Record Quarterly GMV and Meaningful Margin Expansion

SAN FRANCISCO, August 6, 2026 -The RealReal, Inc. (Nasdaq: REAL)—the world’s largest online marketplace for authenticated, resale luxury goods—today reported financial results for its second quarter ended June 30, 2026. Second quarter 2026 gross merchandise value (GMV) and total revenue increased 22% and 17% compared to the second quarter of 2025, respectively. Consignment revenue grew 15% compared to the prior year period, and Direct Revenue grew 26% year-over-year in the second quarter. During the quarter, gross margin of 74.4% improved 10 basis points compared to the same period in 2025. Second quarter Adjusted EBITDA margin was 7.0%, an increase of 290 basis points versus the prior year period.

"The RealReal delivered a standout second quarter, with an all-time high quarterly GMV of $617 million, up 22% year-over-year. That marks our fourth consecutive quarter of GMV growth above 20%. Revenue grew 17% and we delivered nearly 300 basis points of Adjusted EBITDA margin expansion versus last year," said Rati Levesque, Chief Executive Officer of The RealReal. "We’re upleveling the customer experience, deepening trust and compounding our advantages. Our buyers are spending more, our sellers are more engaged, and the platform connecting them gets smarter every quarter."

Levesque continued, "Entering the year, we said 2026 would be the year our advantages begin to compound, and we're delivering on that commitment. Given the continued strength in our supply trends and the durability of our growth, we are confidently raising our full-year outlook. We are entering the second half of the year from a position of strength, with a flywheel that is gaining real momentum."

Second Quarter Highlights
•GMV was $617 million, an increase of 22% compared to the same period in 2025
•Total Revenue was $193 million, an increase of 17% compared to the same period in 2025
•Gross Profit was $143 million, an increase of $21 million compared to the same period in 2025
•Gross Margin was 74.4%, an increase of 10 basis points compared to the same period in 2025
•Net Loss was $(27) million or (14.1)% of total revenue, compared to $(11) million or (6.9)% of total revenue in the same period in 2025. Second Quarter 2026 Net Loss includes a $(18.6) million non-cash adjustment as a result of the change in fair value of warrant liability.
•Adjusted EBITDA was $13.5 million or 7.0% of total revenue compared to $6.8 million or 4.1% of total revenue in the same period in 2025
•GAAP basic net loss per share was $(0.23) compared to $(0.10) in the prior year period and GAAP diluted net loss per share was $(0.23) compared to $(0.13) in the prior year period
•Non-GAAP basic and diluted net loss attributable to common stockholders per share was $(0.01) compared to $(0.06) in the prior year period
•Top-line-related Metrics
◦Trailing twelve months active buyers was 1,107,000, an increase of 11% compared to the same period in 2025
◦Average order value (AOV) was $659, an increase of 13% versus the same period in 2025

Q3 and Full Year 2026 Guidance
Based on market conditions as of August 6, 2026, we are raising our full year guidance. Additionally, we are providing guidance for third quarter 2026 GMV, Total Revenue and Adjusted EBITDA, which is a Non-GAAP financial measure.

We have not reconciled forward-looking Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations including payroll tax expense on employee stock transactions that are not within our control, or other components that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income (loss).

	Q3 2026	Full Year 2026
GMV	$610 - $620 million	$2.535 - $2.565 billion
Total Revenue	$194 - $198 million	$788 - $797 million
Adjusted EBITDA	$13.5 - $14.5 million	$66.0 - $69.0 million

Webcast and Conference Call
The RealReal will host a conference call to review the company’s second quarter results beginning at approximately 2:00 p.m. Pacific Time today (5:00 p.m. Eastern Time). A live webcast of the conference call and accompanying materials will be available online at investor.therealreal.com. A replay of the webcast will be available at the same location. To access the conference please register using this link:
https://the-realreal-earnings-call-q2-2026.open-exchange.net/registration.
About The RealReal, Inc.
The RealReal is the world’s largest online marketplace for authenticated, resale luxury goods, trusted by more than 40 million members. Our full-service consignment model—offering virtual appointments, in-home pickup, drop-off, and direct shipping—enables consumers to buy and sell luxury across fashion, fine jewelry and watches, art, and home categories with ease. The company combines a rigorous, expert-led authentication process with proprietary technology, including AI and machine learning, to power optimal pricing and processing for our members and to help scale the business. By extending the life of millions of luxury goods, the company is leading a more circular economy, all the while delivering a seamless experience for buyers and sellers.
Investor Relations Contact:
IR@therealreal.com
Press Contact:
PR@therealreal.com
Forward Looking Statements
This press release contains forward-looking statements relating to, among other things, the future performance of The RealReal that are based on the company's current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “target,” “contemplate,” “project,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating and financial results, including our strategies, plans, commitments, objectives and goals, in particular in the context of the recent geopolitical events, and uncertainty surrounding macro-economic trends, financial guidance, anticipated growth in 2026, the anticipated impact of generative AI, and financial targets, goals and projections. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, inflation, macroeconomic uncertainty, geopolitical instability, any failure to generate a supply of consigned goods, pricing pressure on the consignment market resulting from discounting in the market for new goods, failure to efficiently and effectively operate our merchandising and fulfillment operations, labor shortages and other reasons.

More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations website at https://investor.therealreal.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.
Non-GAAP Financial Measures
To supplement our unaudited and condensed financial statements presented in accordance with generally accepted accounting principles (“GAAP”), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total revenue (“Adjusted EBITDA Margin”), free cash flow, non-GAAP net loss attributable to common stockholders, and non-GAAP net loss per share attributable to common stockholders, basic and diluted. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures in this earnings release.
We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.
Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. Adjusted EBITDA may not be comparable to similarly titled metrics of other companies.

We calculate Adjusted EBITDA as net income (loss) before interest income, interest expense, provision (benefit) for income taxes, depreciation and amortization, further adjusted to exclude stock-based compensation, employer payroll tax expense on employee stock transactions, gain on extinguishment of debt, change in fair value of warrant liabilities and certain one-time expenses. The employer payroll tax expense related to employee stock transactions are tied to the vesting or exercise of underlying equity awards and the price of our common stock at the time of vesting, which may vary from period to period independent of the operating performance of our business. Adjusted EBITDA has certain limitations as the measure excludes the impact of certain expenses that are included in our statements of operations that are necessary to run our business and should not be considered as an alternative to net income (loss) or any other measure of financial performance calculated and presented in accordance with GAAP.
In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of stock-based compensation and the related employer payroll tax expense on employee stock transactions, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that stock-based compensation and the related employer payroll tax expense will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment and capitalized proprietary software development costs. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

Non-GAAP net loss per share attributable to common stockholders, basic and diluted is a non-GAAP financial measure that is calculated as GAAP net loss plus stock-based compensation expense, provision (benefit) for income taxes, payroll tax expense on employee stock transactions, gain on extinguishment of debt, change in fair value of warrant liabilities and certain one-time expenses divided by weighted average shares outstanding. We believe that making these adjustments before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.

THE REALREAL, INC.
Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue:
Consignment revenue	$148,216	$128,620	$294,109	$252,434
Direct revenue	25,787	20,495	51,595	40,949
Shipping services revenue	18,568	16,073	36,582	31,838
Total revenue	192,571	165,188	382,286	325,221
Cost of revenue:
Cost of consignment revenue	16,075	13,761	31,522	26,715
Cost of direct revenue	20,407	17,185	40,691	32,420
Cost of shipping services revenue	12,887	11,566	25,537	23,387
Total cost of revenue	49,369	42,512	97,750	82,522
Gross profit	143,202	122,676	284,536	242,699
Operating expenses:
Marketing	18,382	15,548	36,939	31,403
Operations and technology	74,706	68,986	147,425	135,964
Selling, general and administrative	52,397	48,027	104,729	97,988
Total operating expenses (1)	145,485	132,561	289,093	265,355
Loss from operations	(2,283)	(9,885)	(4,557)	(22,656)
Change in fair value of warrant liability	(18,583)	4,537	28,752	47,040
Gain on extinguishment of debt	—	—	—	37,101
Interest income	902	1,109	1,903	2,483
Interest expense	(7,322)	(7,038)	(14,543)	(13,358)
Other income, net	154	—	357	608
Income (loss) before provision for income taxes	(27,132)	(11,277)	11,912	51,218
Provision for income taxes	101	89	209	184
Net income (loss) attributable to common stockholders	$(27,233)	$(11,366)	$11,703	$51,034
Net income (loss) per share attributable to common stockholders
Basic	$(0.23)	$(0.10)	$0.10	$0.45
Diluted	$(0.23)	$(0.13)	$(0.13)	$(0.27)
Weighted average shares used to compute net income (loss) per share attributable to common stockholders
Basic	121,023,931	114,044,057	120,277,907	113,046,607
Diluted	121,023,931	119,484,716	126,390,826	120,178,570

(1) Includes stock-based compensation as follows:
Marketing	$422	$424	$767	$727
Operations and technology	2,580	2,677	4,557	4,901
Selling, general and administrative	4,573	5,107	8,524	9,939
Total	$7,575	$8,208	$13,848	$15,567

THE REALREAL, INC.
Condensed Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	June 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$119,132	$151,231
Accounts receivable, net	20,073	23,822
Inventory, net	35,431	30,843
Prepaid expenses and other current assets	18,682	21,595
Total current assets	193,318	227,491
Property and equipment, net	100,558	96,148
Operating lease right-of-use assets	63,240	64,641
Restricted cash	14,777	14,808
Other assets	6,394	5,945
Total assets	$378,287	$409,033
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$15,049	$14,565
Accrued consignor payable	95,062	111,497
Operating lease liabilities, current portion	23,095	24,645
Other accrued and current liabilities	100,274	113,533
Total current liabilities	233,480	264,240
Operating lease liabilities, net of current portion	64,404	66,793
Convertible Senior Notes, net	231,516	230,833
Non-convertible notes, net	144,293	140,980
Warrant liability	74,688	114,353
Other noncurrent liabilities	7,636	7,352
Total liabilities	756,017	824,551
Stockholders’ deficit:
Common stock, $0.00001 par value; 500,000,000 shares authorized as of June 30, 2026, and December 31, 2025; 121,666,258 and 118,318,917 shares issued and outstanding as of June 30, 2026, and December 31, 2025, respectively	1	1
Additional paid-in capital	906,192	880,107
Accumulated deficit	(1,283,923)	(1,295,626)
Total stockholders’ deficit	(377,730)	(415,518)
Total liabilities and stockholders’ deficit	$378,287	$409,033

THE REALREAL, INC.
Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income	$11,703	$51,034
Adjustments to reconcile net income to cash used in operating activities:
Depreciation and amortization	15,917	16,631
Stock-based compensation expense	13,848	15,567
Reduction of operating lease right-of-use assets	8,562	7,943
Bad debt expense	1,342	1,214
Non-cash interest expense	3,227	5,483
Accretion of debt discounts and issuance costs	940	1,060
Provision for inventory write-downs and shrinkage	1,810	1,485
Gain on debt extinguishment	—	(37,101)
Change in fair value of warrant liability	(28,752)	(47,040)
Loss (gain) related to warehouse fire, net	—	(353)
Other adjustments	78	(36)
Changes in operating assets and liabilities:
Accounts receivable, net	2,407	(10,020)
Inventory, net	(6,398)	(6,678)
Prepaid expenses and other current assets	2,913	6,595
Other assets	(479)	(501)
Operating lease liability	(11,100)	(10,876)
Accounts payable	(266)	2,357
Accrued consignor payable	(16,435)	(13,709)
Other accrued and current liabilities	(14,538)	(14,743)
Other noncurrent liabilities	213	(152)
Net cash used in operating activities	(15,008)	(31,840)
Cash flow from investing activities:
Insurance proceeds related to warehouse fire	—	2,309
Capitalized proprietary software development costs	(6,837)	(6,483)
Purchases of property and equipment	(11,502)	(12,518)
Net cash used in investing activities	(18,339)	(16,692)
Cash flow from financing activities:
Proceeds from exercise of stock options	308	114
Taxes paid related to restricted stock vesting	(109)	(83)
Repayment of 2025 Notes	—	(26,749)
Proceeds from issuance of stock in connection with the Employee Stock Purchase Program	1,018	838
Cash received from settlement of capped calls in conjunction with the 2025 Note Exchanges	—	1,499
Issuance costs paid related to the 2025 Note Exchanges	—	(5,006)
Net cash provided by (used in) financing activities	1,217	(29,387)
Net decrease in cash, cash equivalents and restricted cash	(32,130)	(77,919)
Cash, cash equivalents and restricted cash
Beginning of period	166,039	187,123
End of period	$133,909	$109,204

The following table reflects the reconciliation of net income (loss) to Adjusted EBITDA for each of the periods indicated (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Adjusted EBITDA Reconciliation:
Net income (loss)	$(27,233)	$(11,366)	$11,703	$51,034
Net income (loss) (% of revenue)	(14.1)%	(6.9)%	3.1%	15.7%
Depreciation and amortization	7,823	8,256	15,917	16,631
Interest income	(902)	(1,109)	(1,903)	(2,483)
Interest expense	7,322	7,038	14,543	13,358
Provision for income taxes	101	89	209	184
EBITDA	(12,889)	2,908	40,469	78,724
Stock-based compensation	7,575	8,208	13,848	15,567
Payroll tax expense on employee stock transactions	263	260	1,036	799
Gain on extinguishment of debt (1)	—	—	—	(37,101)
Change in fair value of warrant liability (2)	18,583	(4,537)	(28,752)	(47,040)
Adjusted EBITDA	$13,532	$6,839	$26,601	$10,949
Adjusted EBITDA (% of revenue)	7.0%	4.1%	7.0%	3.4%

(1) The gain on extinguishment of debt for the six months ended June 30, 2025 reflects the difference between the carrying value of the February 2025 Exchanged Notes and the fair value of the 2031 Notes.
(2) The change in fair value of warrant liability for the three and six months ended June 30, 2026 and June 30, 2025 reflects the remeasurement of the Warrants issued by the Company in connection with the 2024 Note Exchange in February 2024.

A reconciliation of GAAP net income (loss) to non-GAAP net loss attributable to common stockholders, the most directly comparable GAAP financial measure, in order to calculate non-GAAP net loss attributable to common stockholders per share, basic and diluted, is as follows (in thousands, except share and per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss)	$(27,233)	$(11,366)	$11,703	$51,034
Stock-based compensation	7,575	8,208	13,848	15,567
Payroll tax expense on employee stock transactions	263	260	1,036	799
Provision for income taxes	101	89	209	184
Gain on extinguishment of debt	—	—	—	(37,101)
Change in fair value of warrant liability	18,583	(4,537)	(28,752)	(47,040)
Non-GAAP net loss attributable to common stockholders	$(711)	$(7,346)	$(1,956)	$(16,557)
Weighted-average common shares outstanding to calculate Non-GAAP net loss attributable to common stockholders per share, basic and diluted	121,023,931	114,044,057	120,277,907	113,046,607
Non-GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.01)	$(0.06)	$(0.02)	$(0.15)
The following table presents a reconciliation of net cash provided for (used in) operating activities to free (negative) cash flow for each of the periods indicated (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net cash provided by (used in) operating activities	$1,615	$(3,570)	$(15,008)	$(31,840)
Purchase of property and equipment and capitalized proprietary software development costs	(7,699)	(11,423)	(18,339)	(19,001)
Free (negative) cash flow	$(6,084)	$(14,993)	$(33,347)	$(50,841)

Key Financial and Operating Metrics:

	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026
	(In thousands, except AOV and percentages)
GMV	$440,914	$433,074	$503,534	$490,405	$504,105	$519,814	$615,683	$606,359	$617,260
NMV	$329,422	$335,191	$383,447	$370,757	$379,377	$397,062	$466,924	$458,747	$470,392
Consignment Revenue	$112,714	$116,908	$128,126	$123,814	$128,620	$134,429	$149,014	$145,893	$148,216
Direct Revenue	$16,724	$15,623	$19,524	$20,454	$20,495	$22,928	$27,214	$25,808	$25,787
Shipping Services Revenue	$15,496	$15,224	$16,345	$15,765	$16,073	$16,216	$17,823	$18,014	$18,568
Number of Orders	820	829	870	869	868	890	960	938	937
Take Rate	38.5%	38.6%	37.7%	38.6%	37.9%	37.9%	36.5%	36.4%	35.9%
Active Buyers	942	958	972	985	1,001	1,024	1,056	1,083	1,107
AOV	$538	$522	$579	$564	$581	$584	$641	$646	$659